Calculation of Filing Fee Tables
S-4
Crescent Energy Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	Other	76,429,818		$ 656,361,403.34	0.0001531	$ 100,488.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 656,361,403.34		$ 100,488.93
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 100,488.93
Offering Note
[1]	1a. Represents the estimated maximum number of shares of Class A Common Stock, par value $0.0001 per share, of Crescent Energy Company (the "Registrant") issuable upon the completion of the mergers and other transactions (the "Transactions") contemplated by the Agreement and Plan of Merger, dated as of August 24, 2025, by and among the Registrant, Vital Energy, Inc. ("Vital"), Venus Merger Sub I Inc. and Venus Merger Sub II LLC (as may be amended, the "Merger Agreement") and is based upon the product of an exchange ratio in the Merger Agreement of 1.9062 multiplied by (i) 38,696,598 shares of common stock, par value $0.01 per share, of Vital ("Vital Common Stock") estimated to be issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), (ii) 507,160 shares of Vital Common Stock reserved for issuance pursuant to Vital's Omnibus Equity Incentive Plan, dated as of December 10, 2024 (the "Vital Equity Incentive Plan"), estimated to be issued and outstanding immediately prior to the Effective Time, (iii) 1,842 shares of Vital Common Stock subject to outstanding stock options to purchase Vital Common Stock pursuant to the Vital Equity Incentive Plan estimated to be issued and outstanding immediately prior to the Effective Time and (iv) 889,782 shares of Vital Common Stock subject to outstanding time-based restricted stock awards of Vital Common Stock estimated to be issued and outstanding immediately prior to the Effective Time. This figure does not include the shares of Vital Common Stock underlying cash-settled performance-based restricted stock units or shares of Vital Common Stock subject to outstanding awards of Vital Common Stock deferred pursuant to the Vital Energy, Inc. Director Deferred Compensation Plan, because those awards will be settled in cash in connection with the closing of the Transactions. 1b. Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. Such amount equals the product of (a) (i) $16.37, the average of the high and the low prices per share of Vital Common Stock, as reported on the New York Stock Exchange on September 16, 2025, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (ii) 40,095,382, the estimated maximum number of shares of Vital Common Stock that may be exchanged for the securities being registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A